UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-55044 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition.

(1)	On December 20, 2013, the Company won its initial race and earned $10,800 in purse winnings.

Item 7.01 Regulation FD Disclosure.

(1)	On December 20 2013, the Company issued a press release. A copy of the release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

(2)
On December 20, 2013, the Company announced, in the above referenced press release, a dividend of $0.0000383 per share to shareholders of record on January 3, 2013. Any fraction of a penny shall be rounded up to the nearest $.01. On December 22, 2013, the Company has submitted the necessary documents to FINRA.

Item 8.01 Other Events.

The Company received initial information from its consultant that is performing thoroughbred research on auction results in the United States.  The information was obtained through publically available information regarding the auction results. The summary information on the results of auctions at Keenland’s annual yearling sale is as follows:

	Number Sold	Gross Amount	Average Price	Median Price	Top Price
2013	2,457	197,189,000	80,256	35,000	4,000,000
2012	2,516	219,723,000	87,330	45,000	1,650,000
2011	2,912	223,487,800	76,511	30,000	1,400,000
2010	3,059	198,254,900	64,810	25,000	4,200,000
2009	3,159	191,859,200	60,734	22,000	2,050,000
2008	3,607	328,194,100	90,988	37,000	3,100,000
2007	3,801	385,110,600	101,318	42,000	3,700,000
2006	3,556	399,791,800	112,427	45,000	11,700,000
2005	3,545	384,349,900	109,420	40,000	9,700,000
2004	3,370	324,904,300	96,411	37,000	8,000,000

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release Dated December 23, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2013	Embarr Downs, Inc
By: /s/ Joseph Wade Name: Joseph Wade Title: CEO